Exhibit 10.1

MARKETING AND JOINT VENTURE AGREEMENT

This Marketing and Joint Venture Agreement is entered into as of the 16th day of April, 2010.

BY AND BETWEEN:

QUADRA ENERGY SYSTEMS INC. having its registered office at No. 5 New Road P.O. Box 388 Belize City, Belize.

(referred to as “Party A”)

AND:

AVANI CORPORATION SDN BHD, having its corporate office at No. 36 Jalan Togo 9, Taman Peridustan Tago 52200, Kuala Lumpur, Malaysia, and ZHUNGER CAPITAL PARTNERS INC., having its corporate office at #650 Bade Road, Section 4, 4th Floor, Apt. 25,,Taipei, Taiwan.

(jointly referred to as “Party B” )

WHEREAS:

A.	Party A is owner and manufacturer of the QES2000 System which is an innovative, secure, efficient and proven method of converting waste organic materials into marketable energy products or by-products or an efficient cost effective method of disposing of waste organic materials in a safe, non-polluting, non toxic method compatible with all environmental standards as more particularly described in Schedule “A” and the QES2000 Plant which is more particularly described in Schedule “B”.

B.	Party A and Party B desire to redefine their relationship so as to enable Party A to exclusively market the QES2000 Systems and QES2000 Plants to establish joint ventures with third parties in the Territories.

 THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

SECTION 1 - DEFINITIONS

1.00       Whenever used in the agreement, unless otherwise clearly required by the context, the following terms shall have meanings as defined in this section:

1.01       Territories shall mean the countries of Korea, Vietnam, Cambodia, Thailand, Malaysia, Indonesia, Saudi Arabia, Egypt.

SECTION 2: APPOINTMENT OF PARTY AS EXCLUSIVE IMPORTER AND MARKETING REPRESENTATIVE FOR THE TERRITORIES

2.00       Party A agrees to be appointed and Party B agrees that Party A shall be appointed as the exclusive importer and marketing representative in the place and stead of Party B for the establishment of joint ventures with third parties for the QES2000 Systems and QES2000 Plants in the Territories.

2.01 As part of the appointment, Party A has the right to locate and appoint key agents, wherein this will also include the granting of a right to agents to:

a)      Use and demonstrate the QES2000 System, when one is manufactured for the Territories.
b)      Advertise, market and otherwise create joint ventures for the QES2000 System or QES2000 Plants in the Territories to potential joint venture partners.
c)      Advertise, market and otherwise source joint venture partners for the QES2000 System or QES2000 Plants in the Territories to sub-agents for further sourcing of joint venture partners.

SECTION 3 - OBLIGATIONS OF PARTY A

3.00 In consideration of the grant contained in section 2 hereof. Party A shall do and provide services such as, but not limited to:

(a) use its affiliated officers, personnel and technical team to market and source joint venture partners for the QES2000 System or QES2000 Plants in the Territories.
(b) apply and pay for the patent rights in the countries progressively targeted for penetration.
(c) source funding on a best efforts basis for QES2000 Systems or QES2000 Plants in the Territories.

3.01 Ensure that the QES2000 Systems are in good working condition and in accordance with the specifications of the QES 2000 System upon delivery to then destinations for the required by products.

SECTION 4 – ALLOCATIONS OF NET PROFITS

4.00 In consideration of Party B entering into this Agreement, Party A agrees to pay and distribute to Party B Ten Per Cent (10%) of the Net Profits of any joint venture or other business venture involving the QES 2000 System technology generating revenue for any Joint Venture in the Territories.

The net profits are to determined by Party A’s accountants applying US generally accepted accounting principles (“GAAP”) and are to be paid to Party B within 30 days following the end of any quarter in any year during the term of this Agreement. It being agreed that the year end in any given year during the term hereof shall be the 30th day of November.

SECTION 5 - TERMINATION OF AGREEMENT

5.00 This agreement shall remain in force effective October 30, 2009 for 20 years. Thereafter, this agreement is renewed each year with the written consent of both parties.

SECTION 6 - CONFIDENTIALITY

6.00 Both parties shall keep in strict confidence from all third parties (excluding their affiliates), all matters concerning the business affairs and transactions undertaken pursuant to this agreement except as necessary for reporting purposes to me SEC, and to carry out the intent of this agreement.

SECTION 7-NOTICE

7.00 Any notice, consent, request, demand or other communication required or permitted to be given or delivered under this agreement shall be given in writing and delivered by person, by registered mail, or by cable, facsimile, or telegram addressed to the party at its address first set out above. Each notice shall be deemed to have been received upon delivery to the addressee, provided that if not delivered in person, such notice shall be deemed to have received upon expiration of 12 days from the date of mailing, or within 72 hours if sent by cable, facsimile or telegram.

SECTION 8 - FORCE MAJEURE

8.00 Neither of the parties shall be liable for any failure or delay in performing of its respective obligations under this agreement if such failure or delay is occasioned by circumstances beyond the reasonable control of the party and failing or delaying including, but not limited to, acts of God, government or civil or military authority, wars, strikes or other labour disputes, interruption of or delay in transportation or communication or inability to obtain materials, labour, power, or equipment as needed to perform its obligations. Each party shall promptly notify the other in writing in any such event, the expected duration thereof and its anticipated effects.

SECTION 9 - GOVERNING LAW

9.00 This agreement shall be governed by, subject to, interpreted and enforced in all respects in accordance with the laws of Nevada in the United States.

SECTION 10 - ARBITRATION

10.00 Both parties shall act in good faith and utilize their best efforts to resolve any dispute, controversy and difference arising in connection with this agreement, to their mutual satisfaction.

10.01 All disputes, controversies or differences arising in connection which are not resolved mutually, shall be finally settled by arbitration under the Rules of Conciliation and Arbitration of the International Chamber of Commerce by a panel of three arbitrators, each of whom shall speak fluent English and shall be appointed in accordance with the said Rules. Any award made by the arbitrators shall be made as promptly as possible and shall state the reasons for then- decisions taking into account all aspects of the dispute, controversy or difference. Any such arbitration shall be held in Las Vegas, Nevada in the United States, and shall be conducted totally in the English language. The laws to be appointed by the arbitrators shall be the laws of the United States. The decision of the arbitrators shall be final and binding on both parties. Judgment upon any award rendered by the arbitrators may be entered in any court for judicial acceptance of the award and an order for enforcement as the case may be. Such arbitration shall be a condition precedent to the institution any such suit, claim, action or other legal proceedings arising in connection with this agreement

SECTION 11-WAIVER

11.00 No provision of this agreement may be deemed waived or breach excused unless such a waiver or excuse will be in writing signed by the party to be charged with such waiver or excuse. A waiver of a provision of this agreement will not be construed to be a waiver of a further breach of the same provision.

SECTION 12- ENTIRE AGREEMENT

12.00 This agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior proposals, negotiations, agreements, understanding, representatives and warranties of any form of nature whatsoever, whether oral or written, whether expressed or implied, which may be been entered into between the parties related to its subject matter.

SECTION 13-ENFORCEMENT

13.00 A copy of this Agreement, or any other document(s) executed or signed by electronic means and/or signed by any of the Parties hereto and sent to the other Party by facsimile transmission carries the full force and effect as if it were the hand delivered original.

IN WITNESS WHEREOF, the parties have entered into this agreement by their duly authorized representative the day and year first above written.

QUADRA MARKETING CORP.

/s/ Authorized Signatory
Authorized Signatory

AVANI CORPORATION SDN BHD	ZHUNGER CAPITAL PARTNERS INC.

/s/ Authorized Signatory	/s/ Authorized Signatory
Authorized Signatory	Authorized Signatory

This is Schedule A to that certain agreement dated the 16th day of April 2010 entered to between

Description of the QES2000 System:

The QES2000 System for “Energy Conversion and Waste Disposal Technology” is a designed leading edge PYROLYSIS technology enabling efficient to convert organic waste to fuel and valuable by-products such as carbon black, fertilizer, producing no air pollution or ash to be land filled.

The QES2000 System for Energy Conversion and Waste Disposal Methodology consists of:

·	A combined two stage pyrolysis methodology into one system.

·	An advanced combination of thermal cracking and steam cracking technologies.

·	The first stage of the proprietary pyrolysis methodology deals with energy conversion.

·	The second stage of the proprietary pyrolysis methodology deals with the removal of mercury and activated carbon.

·	The end products are:
Fuel oil
Carbon black and if a carbon purification system is installed with the system then N220 grade carbon black and activated carbon can be achieved
Fuel gas
QES proprietary and leading MSW gasification technology converting MSW into synfuel, suitable for a gas turbine generating electricity.

The QES2000 System consists of the following including installation and training of operators, provided however the customer is responsible for electrical and mechanical installations required to connect to the equipment:

40 Feet Container platform
QES2000 REACTOR
Gas & Oil furnace
Heat Exchanger
Oil & Gas treatment system
Oil & Water treatment system
Container modification costs
System installation and piping costs
Air Pollution Control System

Central Control System
Transportation costs
Labor
Technology chip - Control Panel (Taiwan)
Factory steel platform construction
Loading System
Unloading Conveyor with magnetic
separator
Belt Conveyor (15m)
Waste water tank and treatment System
Breaker & cutting machine
QES System Installation & QES Piping

ADDITIONAL EQUIPMENT not part of the QES2000 SYSTEM :
*QES Advanced carbon enhancement system
*Centrifugal Water Removal Equipment

NOTE:

*Additional Equipment may be added from time to time at the discretion of Quadra Energy Systems Inc. to the equipment components of the QES2000 System.

This is Schedule “B” to that certain Importation and Marketing Agreement dated the 16th day of April 2010

Description of the QES2000 Plant:

The QES2000 Plant consists of the QES2000 System plus the optional items described herein and includes installation and training of operators: Provided however the Customer is responsible for all mechanical and electrical installations necessary to connect to the equipment.

40 Feet Container platform
QES2000 REACTOR
Gas & Oil furnace
Heat Exchanger
Oil & Gas treatment system
Oil & Water treatment system
Container modification costs
System installation and piping costs
Air Pollution Control System
Central Control System
Transportation costs
Labor
Technology chip - Control Panel

ADDITIONAL EQUIPMENT :
Factory steel platform construction
Loading System
Unloading Conveyor with magnetic
separator
Belt Conveyor (15m)

Waste water tank and treatment System
QES Advanced carbon enhancement system
Breaker & cutting machine
QES System Installation & QES Piping
Transportation costs
Advanced Carbon Enhancement System
QES2000 SYSTEM - PLANT DESIGN
AND INSTALLATION
Design & Installation costs

OPTIONAL EQUIPMENT
Weight Measurement Scale
Oil storage tank and pumping system
Magnetic separators for after processing
Waste Separators and Selection System
Forming machine
Carbon black grinding system
Moisture removal system

NOTE:

*Additional Equipment may be added from time to time at the discretion of Quadra Energy Systems Inc. to the equipment components of the QES2000 System.